RESIGNATION LETTER

May 18, 2018

To the Shareholders and Board of Directors of

Big Time Holdings, Inc.

Gentlemen:

This letter serves as notice that as of the date hereof, I hereby resign from my position as Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer, of Redux Holdings, Inc. (the “Corporation”). My resignation is not the result of any disagreement with the Corporation on any matter relating to its operation, policies (including accounting or financial policies) or practices.

Sincerely,

/s/ Thomas DeNunzio

Thomas DeNunzio